Exhibit 99.1

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216
Wednesday, April 20, 2011
WELLS FARGO REPORTS RECORD QUARTERLY NET INCOME
Q1 Net Income of $3.8 billion
•	Continued strong financial results:
o	Record net income of $3.8 billion, up 48 percent from prior year, up 10 percent from prior quarter

o	Diluted earnings per common share of $0.67, up 49 percent from prior year, up 10 percent from prior quarter

o	All business segments contributed to earnings

o	Return on assets of 1.23 percent, up 14 basis points from prior quarter, highest in 3 years

o	Revenue of $20.3 billion, down $1.2 billion from prior quarter, reflecting $741 million decline in mortgage banking fee income

o	Noninterest expense down $607 million from prior quarter

o	Average checking and savings deposits up 9 percent from prior year; consumer checking accounts up a net 7.4 percent from March 31, 2010

o	Average loans of $754.1 billion, up $402 million from prior quarter
•	Capital strength; returned more capital to shareholders:
o
Capital ratios increased, with Tier 1 common equity ratio of 8.9 percent under Basel I at March 31, 2011, and an estimated Tier 1 common equity ratio of 7.2 percent under current Basel III capital proposals[1]

o	Increased quarterly dividend rate to $0.12 per share, fully paid in first quarter

o	Additional 200 million share repurchase authority

o	Called $3.2 billion of high-cost trust preferred securities
•	Significant improvement in credit quality:
o	Net loan charge-offs declined to $3.2 billion, down $629 million from prior quarter

o	Nonperforming assets declined $1.8 billion from prior quarter to $30.6 billion and nonperforming loans declined $1.3 billion

o	Reserve release[2] of $1.0 billion (pre tax) reflected improved portfolio performance; expect future reductions in the allowance absent significant deterioration in the economy

[1]	See table on page 37 for more information on Tier 1 common equity.

[2]	Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

•	Wachovia merger integration remained on track:
o	Converted retail banking stores in Connecticut, Delaware, New Jersey and New York in first quarter

o	Completed conversion to one common retail brokerage platform

o	Pennsylvania banking stores converted April 15th

o	Florida banking stores expected to convert in June and July; remaining Eastern banking markets expected to convert by year end
•	Supplied $151 billion in credit to consumers and businesses during the quarter, up from $128 billion in first quarter 2010
•
As of March 31, 2011, over 665,000 active trial or completed loan modifications had been initiated since the beginning of 2009; of this total, over 85 percent were through Wells Fargo’s own modification programs and the remainder were through the federal government’s Home Affordable Modification Program (HAMP)

Selected Financial Information

	Quarter ended

	Mar. 31,	Dec. 31,	Mar. 31,
	2011	2010	2010

Earnings
Diluted earnings per common share	$0.67	0.61	0.45
Wells Fargo net income (in billions)	3.76	3.41	2.55

Asset Quality
Net charge-offs as a % of avg. total loans (annualized)	1.73%	2.02	2.71
Allowance as a % of total loans	2.98	3.10	3.28
Allowance as a % of annualized net charge-offs	172	154	119

Other
Revenue (in billions)	$20.33	21.49	21.45
Average loans (in billions)	754.1	753.7	797.4
Average core deposits (in billions)	796.8	794.8	759.2
Net interest margin	4.05%	4.16	4.27

SAN FRANCISCO – Wells Fargo & Company (NYSE: WFC) reported record net income of $3.8 billion, or $0.67 per diluted common share, for first quarter 2011, up from $2.5 billion, or $0.45 per share, for first quarter 2010.
“Our strong first quarter results reflected positive trends in our business fundamentals as credit quality improved, capital ratios increased and cross-selling reached new highs,” said Chairman and CEO John Stumpf. “As the economy continued an uneven recovery, our business customers increased borrowing and utilization of credit lines – a hopeful sign that businesses are once again investing for growth. Consumers continue to be hesitant to borrow, yet our robust deposit growth reflects the strong loyalty and market share we enjoy among customers. We also marked an historic return of the Wells Fargo name to the New York market as we celebrated our 159th anniversary and converted banking stores in Connecticut, Delaware, New Jersey and New York during the quarter. Our Pennsylvania banking stores were converted successfully this past weekend and we expect to convert all remaining Wachovia stores by the end of this year.
“We were extremely pleased to return additional capital to our shareholders in the first quarter with an increased common stock dividend. This action, coupled with the reinstatement of our common stock repurchase program and the calling of certain high-cost trust preferred securities, reflects the continued strength of our capital position. The diversity of Wells Fargo’s business lines enables us to better serve all our customers’ financial needs and enhances the stability and strength of our earnings –which in turn provides the foundation that supports us in doing the right thing for our customers and our shareholders every day, for the long term. Our focus is on improving our efficiency, investing wisely, making every good loan we can, helping customers emerge from the economic downturn, and building an ever-stronger capital base.”
Financial Performance
“In the first quarter, our businesses again produced strong results for shareholders – demonstrating the power of our diversified business model and risk discipline,” said Chief Financial Officer Tim Sloan. “Our focus on expanding customer relationships was evident in this quarter’s growth in core deposits, net checking accounts and many commercial loan portfolios. While revenue declined from the prior quarter, our expense and risk management discipline helped produce record results – evidence of the benefits our business model provides our shareholders. Expenses declined significantly from fourth quarter and credit quality continued to improve, with the second consecutive quarterly decline in nonperforming loans and the fifth consecutive quarter of lower net charge-offs. Capital levels grew once again, with Tier 1 common equity reaching 8.9 percent under Basel I at March 31, 2011, and an estimated 7.2 percent under current Basel III capital proposals. Integration activities remain on track and, after converting customers in Pennsylvania, we now have 74 percent of our banking customers company-wide on a single system. We believe our franchise has never been better positioned to capture future growth opportunities.”

Revenue
Revenue was $20.3 billion, compared with $21.5 billion in fourth quarter 2010 and $21.4 billion in first quarter 2010. The linked-quarter decline in revenue was primarily due to lower mortgage banking revenue (down $741 million) and lower net interest income. Many businesses generated linked-quarter revenue growth, including commercial mortgage servicing, fixed income and equity sales and trading, global remittance, real estate capital markets, retail brokerage, retirement services, SBA lending and wealth management.
Net Interest Income
Net interest income was $10.7 billion, compared with $11.1 billion in fourth quarter 2010. The net interest margin was 4.05 percent, down 11 basis points from 4.16 percent in fourth quarter 2010. Approximately one-half of the decline in margin was due to a lower level of accelerated income from purchased credit-impaired (PCI) loan resolutions and securities redemptions predominantly related to legacy Wachovia positions. The remaining portion of the decline in margin was attributable to higher levels of low-yielding cash and short-term investments reflecting the Company’s interest rate risk management discipline. Other than these items, the margin was essentially flat compared with last quarter.
Noninterest Income
Noninterest income was $9.7 billion, down $623 million, or 6 percent, from first quarter 2010, and down $753 million from fourth quarter 2010, almost entirely attributable to the decline in mortgage banking income. On a linked-quarter basis, card fees were higher driven by new account growth and increased card usage by existing customers. Gains on trading assets were up (improved fixed income environment) as were debt securities results (lower losses from sales of lower-yielding bonds) and gains from equity investments. Trust and investment fees were down modestly, reflecting lower bond and equity originations after a particularly strong fourth quarter, partially offset by higher retail brokerage asset-based fees. Insurance fees were seasonally lower.
Mortgage banking noninterest income was $2.02 billion, down $741 million from fourth quarter 2010 on $84 billion of originations compared with $128 billion of originations in fourth quarter. Mortgage banking noninterest income in first quarter included a $249 million provision for mortgage loan repurchase losses compared with $464 million in fourth quarter (included in net gains from mortgage loan origination/sales activities). Net mortgage servicing rights (MSRs) results were a $379 million gain compared with a $143 million loss in fourth quarter 2010. The ratio of MSRs to related loans serviced for others was 92 basis points and the average note rate on the servicing portfolio was 5.31 percent, compared with an average 4.86 percent published rate in the Freddie Mac Primary Mortgage Market Survey at quarter-end. The unclosed pipeline at March 31, 2011, was $45 billion compared with $73 billion at December 31, 2010.

The Company had net unrealized securities gains of $8.9 billion at March 31, 2011, up $549 million from fourth quarter 2010. Net realized equity gains of $353 million were partially offset by $166 million of realized bond losses.
Noninterest Expense
Noninterest expense was $12.7 billion, down $607 million from fourth quarter 2010 and up $616 million from a year ago. First quarter expenses included $440 million of merger integration costs (down from $534 million in fourth quarter 2010), $472 million of operating losses (up from $193 million in fourth quarter 2010) substantially all from additional litigation accruals for foreclosure-related matters, and seasonally higher incentive compensation expenses. “We continue to focus on managing costs across our company, without compromising future growth opportunities,” said Sloan. “Certain expenses in the quarter remained elevated, including loan resolution costs and merger costs. As we conclude the integration process, and as the economy continues to recover, we expect these expenses to decline. It’s also important to note that expense reductions in some of our large variable-cost businesses, such as consumer mortgage origination, can sometimes lag related reductions in revenue.”
Loans
Total loans were $751.2 billion at March 31, 2011, compared with $757.3 billion at December 31, 2010, including non-strategic/liquidating portfolios. These portfolios (legacy Wells Fargo Financial indirect auto, liquidating home equity, legacy Wells Fargo Financial debt consolidation, education finance government loans, Pick-a-Pay mortgage, and other PCI) declined $6.5 billion in the quarter. Excluding this planned reduction, total loans increased modestly from the prior quarter. Average loans increased $402 million from last quarter and many portfolios had linked-quarter average loan growth, including auto dealer services, asset-backed finance, brokerage, commercial banking, commercial real estate, corporate banking, government banking, international, private student lending and SBA lending. “The increase in loan balances this quarter reflected new customer relationships, as well as increased borrowing by existing commercial customers,” said Sloan.

	March 31, 2011			December 31, 2010
(in millions)	Core	Liquidating (1)	Total	Core	Liquidating (1)	Total

Commercial	$315,715	7,507	323,222	314,123	7,935	322,058
Consumer	308,619	119,314	427,933	309,840	125,369	435,209

Total loans	$624,334	126,821	751,155	623,963	133,304	757,267

(1)	See table on page 34 for additional information on non-strategic and liquidating loan portfolios. Management believes that the above information provides useful disclosure regarding the Company’s ongoing loan portfolios.

Deposits
Average core deposits were $796.8 billion, up 5 percent from a year ago and 1 percent (annualized) from fourth quarter 2010. Consumer checking accounts grew a net 7.4 percent from March 31, 2010. Average checking and savings deposits were $722.5 billion, up 9 percent from a year ago and up 4 percent (annualized) from fourth quarter 2010. Average mortgage escrow deposits were $27.9 billion compared with $24.6 billion a year ago and $36.0 billion in fourth quarter 2010. Average checking and savings deposits were 91 percent of average core deposits, up from 88 percent a year ago. The average deposit cost for first quarter 2011 was 30 basis points compared with 31 basis points in fourth quarter 2010. Total core deposits were 106 percent of total loans at March 31, 2011.
Capital
Capital ratios increased again in the quarter, reflecting continued strong internal capital generation. The Company took several capital actions contemplated in its capital plan submitted to the Federal Reserve, including increasing the quarterly common stock dividend rate to $0.12 a share, reinstating the common stock repurchase program, and calling $3.2 billion of high-cost trust preferred securities that will no longer count as Tier 1 capital under Dodd-Frank and Basel III. “We have confidence in our capital plan, which recognizes the continued strength of our capital position and supports our goal of returning over time to a more normalized common stock dividend payout ratio of 30 percent,” said Sloan. “We appreciate the patience and loyalty our shareholders have demonstrated and look forward to returning more capital over time.”

	Mar. 31,	Dec. 31,	Mar. 31,
(as a percent of total risk-weighted assets)	2011	2010	2010

Ratios under Basel I (1):

Tier 1 common equity (2)	8.9%	8.3	7.1
Tier 1 capital	11.5	11.2	9.9
Tier 1 leverage	9.3	9.2	8.3

Tier 1 common equity under Basel III, estimated (3)	7.2	6.9	N/A

(1)	March 31, 2011, ratios are preliminary.

(2)	See table on page 37 for more information on Tier 1 common equity.

(3)	Estimates are based on reported Tier 1 common equity and management’s current interpretation of Basel III capital proposals. These estimates are subject to change depending on final promulgation of Basel III capital rulemaking and interpretations thereof by regulatory authorities.
Income Tax Expense
The Company’s effective income tax rate was 29.5 percent for first quarter 2011. This rate included the benefit associated with the realization for tax purposes of a previously written down investment. Currently, the Company’s estimate of its full year 2011 effective tax rate is approximately 32 percent.

Credit Quality
Net charge-offs decreased significantly from $3.8 billion in the fourth quarter of 2010 to $3.2 billion in the first quarter. “The first quarter marked the fifth consecutive quarter of declining loan losses and the second consecutive quarter of reduced nonperforming assets,” said Mike Loughlin, Chief Risk Officer. “Delinquency trends continued to improve across the portfolio for both early and late stage delinquencies. Six percent of the retail loan portfolio was 30 days or more past due, down 15 percent from the previous quarter. While these improvements were partially driven by seasonal factors, the improving economic landscape and customer optimism also contributed to a more positive credit environment. Reflecting the improved overall portfolio performance, the provision for credit losses was $1.0 billion less than net charge-offs. Absent significant deterioration in the economy, we expect future reserve releases,” said Loughlin.
Credit Losses
First quarter net charge-offs were $3.2 billion, or 1.73 percent (annualized) of average loans, down $629 million from fourth quarter net charge-offs of $3.8 billion (2.02 percent). Net charge-offs improved across all major portfolio segments. “We continue to be optimistic about the improvements in credit quality and remain focused on managing through this cycle,” said Loughlin.
  Net Loan Charge-Offs

	Quarter ended
	March 31, 2011		December 31, 2010		September 30, 2010
		As a		As a		As a
	Net loan	% of	Net loan	% of	Net loan	% of
	charge-	average	charge-	average	charge-	average
($ in millions)	offs	loans(1)	offs	loans(1)	offs	loans(1)

Commercial:
Commercial and industrial	$354	0.96%	$500	1.34%	$509	1.38%
Real estate mortgage	152	0.62	234	0.94	218	0.87
Real estate construction	83	1.38	171	2.51	276	3.72
Lease financing	6	0.18	21	0.61	23	0.71
Foreign	28	0.34	28	0.36	39	0.52

Total commercial	623	0.79	954	1.19	1,065	1.33

Consumer:
Real estate 1-4 family first mortgage	904	1.60	1,024	1.77	1,034	1.78
Real estate 1-4 family junior lien mortgage	994	4.25	1,005	4.08	1,085	4.30
Credit card	382	7.21	452	8.21	504	9.06
Other revolving credit and installment	307	1.42	404	1.84	407	1.83

Total consumer	2,587	2.42	2,885	2.63	3,030	2.72

Total	$3,210	1.73%	$3,839	2.02%	$4,095	2.14%

(1)	Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 30 of the accounting for purchased credit-impaired (PCI) loans from Wachovia and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets ended the quarter at $30.6 billion, down 5 percent from $32.4 billion in the fourth quarter. Nonaccrual loans declined to $25.0 billion from $26.2 billion in the fourth quarter, with reductions in commercial and industrial, commercial real estate construction and each of the consumer categories: 1-4 family first mortgage, 1-4 family junior lien mortgage, and other revolving credit and installment.
 Nonaccrual Loans and Other Nonperforming Assets

	March 31, 2011		December 31, 2010		September 30, 2010
		As a		As a		As a
		% of		% of		% of
	Total	total	Total	total	Total	total
($ in millions)	balances	loans	balances	loans	balances	loans

Commercial:
Commercial and industrial	$2,653	1.76%	$3,213	2.12%	$4,103	2.79%
Real estate mortgage	5,239	5.18	5,227	5.26	5,079	5.14
Real estate construction	2,239	9.79	2,676	10.56	3,198	11.46
Lease financing	95	0.73	108	0.82	138	1.06
Foreign	86	0.24	127	0.39	126	0.42

Total commercial	10,312	3.19	11,351	3.52	12,644	3.99

Consumer:
Real estate 1-4 family first mortgage	12,143	5.36	12,289	5.34	12,969	5.69
Real estate 1-4 family junior lien mortgage	2,235	2.40	2,302	2.39	2,380	2.40
Other revolving credit and installment	275	0.31	300	0.35	312	0.35

Total consumer	14,653	3.42	14,891	3.42	15,661	3.58

Total nonaccrual loans	24,965	3.32	26,242	3.47	28,305	3.76

Foreclosed assets:
GNMA	1,457		1,479		1,492
Non GNMA	4,055		4,530		4,635

Total foreclosed assets	5,512		6,009		6,127

Other	140		120		141

Total nonaccrual loans and other nonperforming assets	$30,617	4.08%	$32,371	4.27%	$34,573	4.59%

Change from prior quarter:
Total nonaccrual loans	$(1,277)		$(2,063)		$494
Total nonperforming assets	(1,754)		(2,202)		1,637

Loans 90 Days or More Past Due and Still Accruing
Loans 90 days or more past due and still accruing also improved in the quarter, totaling $17.9 billion at March 31, 2011, compared with $18.5 billion at December 31, 2010. For the same dates, the totals included $15.5 billion in mortgage loans and $15.8 billion in student loans whose repayments are insured by the Federal Housing Administration or predominantly guaranteed by the Department of Veterans Affairs for mortgages and the U.S. Department of Education for student loans under the Federal Family Education Loan Program. Excluding these insured guaranteed loan balances, 90 days past due and accruing balances were down 8 percent from the prior quarter.

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $22.4 billion at March 31, 2011, down from $23.5 billion at December 31, 2010. The allowance coverage to total loans remained stable with the first quarter at 2.98 percent. The allowance covered 1.72 times annualized first quarter net charge-offs compared with 1.54 times in the prior quarter. The allowance coverage to nonaccrual loans was 90 percent at March 31, 2011, compared with 89 percent at December 31, 2010. “We believe the allowance was adequate for losses inherent in the loan portfolio at March 31, 2011,” said Loughlin.
Additional detail on credit quality is included in the quarterly supplement, available on the Investor Relations page at www.wellsfargo.com/invest_relations/investor_relations/
Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
	Mar. 31,	Dec. 31,	Mar. 31,
(in millions)	2011	2010	2010

Community Banking	$2,175	1,924	1,415
Wholesale Banking	1,652	1,690	1,237
Wealth, Brokerage and Retirement	339	197	282

More financial information about the business segments is on page 38.
Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Mortgage business units.
Selected Financial Information

	Quarter ended
	Mar. 31,	Dec. 31,	Mar. 31,
(in millions)	2011	2010	2010

Total revenue	$12,637	13,472	13,964
Provision for credit losses	2,065	2,785	4,519
Noninterest expense	7,605	7,855	7,205
Segment net income	2,175	1,924	1,415

(in billions)
Average loans	509.8	514.1	550.4
Average assets	759.9	771.6	776.8
Average core deposits	548.1	544.4	531.5

Community Banking reported net income of $2.2 billion, up $251 million, or 13 percent, from prior quarter and up $760 million, or 54 percent, from first quarter 2010. Revenue decreased $835 million, from fourth quarter 2010 driven primarily by a decrease in mortgage banking income, as lower originations/sales activities more than offset an increase in servicing income, and by the expected reduction in the liquidating loan portfolios, mitigated by gains on asset disposition. Revenue decreased $1.3 billion, or 10 percent, from first quarter 2010 largely due to lower mortgage banking income, lower deposit service charges due to Regulation E and the expected reduction in the liquidating loan portfolios. Noninterest expense decreased $250 million, or 3 percent, from fourth quarter 2010, which included a $400 million charitable contribution to the Wells Fargo Foundation, reflecting in part lower software license and equipment maintenance expense, partially offset by an increase in operating losses (substantially all from litigation accruals for foreclosure-related matters) and seasonally higher personnel expenses. The provision for credit losses decreased $720 million from fourth quarter 2010 due to a $520 million decrease in net loan charge-offs and an $850 million reserve release compared with a $650 million reserve release in fourth quarter 2010.
Regional Banking Highlights
•	Strong growth in checking accounts from March 31, 2010 (combined Regional Banking)
o	Consumer checking accounts up a net 7.4 percent

o	Business checking accounts up a net 5.3 percent

o	Consumer checking accounts up a net 7.9 percent in California, 8.5 percent in North Carolina and 12.0 percent in Florida
•	Record solutions in first quarter 2011
o	Western footprint including converted Wachovia
—	Record core product solutions (sales) of 8.93 million, up 16 percent from prior year on a comparable basis

—	Record core sales per platform banker FTE (active, full-time equivalent) of 7.10 per day, up from 6.70 in prior year on a comparable basis

—	Sales of Wells Fargo Packages® (a checking account and three other products) up 15 percent from prior year, purchased by 84 percent of new checking account customers
o	Eastern footprint including converted Wachovia
—	Platform banker FTEs grew by more than 1,700, or 19 percent, from prior year

—	In the southeastern states, which were on Wells Fargo systems the entire quarter, 79 percent of new checking account customers purchased Wells Fargo Packages
•	Retail bank household cross-sell showed growth for combined company
o	Retail bank household cross-sell ratio for total combined company of 5.79 products per household, up from 5.60 in first quarter 2010

o	This ratio reflects the opportunity to earn more business from customers in the East; the cross-sell in the West is 6.21, compared with the cross-sell ratio in the East of 5.22
•	Small Business/Business Banking
o	Wells Fargo, America’s #1 small business lender, made 31,000 loans totaling $3.7 billion in new loan commitments to its small business customers in first quarter 2011, a 27 percent increase in dollars lent from prior year

o	Store-based business solutions up 31 percent from prior year on a comparable basis (Western footprint including converted Wachovia)

o	Sales of Wells Fargo Business Services Packages (business checking account and at least three other business products) up 58 percent from prior year, purchased by 70 percent of new business checking account customers (Western footprint including converted Wachovia)

o	Business Banking household cross-sell of 4.09 products per household (Western footprint including Wells Fargo and Wachovia customers)
•	Online and Mobile Banking
o	19.4 million combined active online customers

o	5.5 million combined active mobile customers
Wells Fargo Home Mortgage (Home Mortgage)
•	Home Mortgage applications of $102 billion, compared with $158 billion in prior quarter

•	Home Mortgage application pipeline of $45 billion at quarter end, compared with $73 billion at December 31, 2010

•	Home Mortgage originations of $84 billion, down from $128 billion in prior quarter

•	Owned residential mortgage servicing portfolio of $1.8 trillion

Wholesale Banking provides financial solutions to businesses across the United States with annual sales generally in excess of $20 million and to financial institutions globally. Products & business units include Middle Market Commercial Banking, Government & Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Investment Banking & Capital Markets, Securities Investment Portfolio, Asset Backed Finance, and Asset Management.
Selected Financial Information

	Quarter ended
	Mar. 31,	Dec. 31,	Mar. 31,
(in millions)	2011	2010	2010

Total revenue	$5,460	5,840	5,423
Provision for credit losses	134	195	810
Noninterest expense	2,800	2,992	2,685
Segment net income	1,652	1,690	1,237

(in billions)
Average loans	234.7	229.6	237.0
Average assets	399.6	384.4	369.5
Average core deposits	184.8	185.1	161.6

Wholesale Banking reported net income of $1.7 billion, up $415 million, or 34 percent, from first quarter 2010 and down $38 million, or 2 percent, from prior quarter. Revenue increased $37 million, or 1 percent, from prior year driven by growth in net interest income due to stronger earnings assets, solid deposit growth and higher loan portfolio yields. Noninterest income declined from first quarter 2010 as growth in investment banking and capital markets, corporate banking, foreign exchange and real estate capital markets was more than offset by reduced levels of PCI portfolio recoveries, crop insurance gains and trading portfolio income. Revenue decreased $380 million, or 7 percent, from the prior quarter as strong loan growth in commercial banking and international was more than offset by lower PCI-related recoveries and other gains. Noninterest expense increased $115 million, or 4 percent, from prior year related to higher personnel expenses and decreased $192 million from prior quarter related to lower litigation expense. Total provision for credit losses of $134 million declined $676 million, or 83 percent, from first quarter 2010. The decrease included a $150 million allowance release in the first quarter along with a $526 million improvement in credit losses.
•	Linked-quarter average loan growth in many portfolios including commercial banking, international, commercial real estate, asset-backed finance, government banking and corporate banking driven by both utilization increases and new customer activity

•	Strong year-over-year average core deposit growth of 14 percent

•	Continued improvement in nonperforming assets and loan losses

•	Investment Banking revenue from corporate and commercial customers increased 68 percent from first quarter 2010 due to attractive capital markets conditions and continued momentum in cross selling investment banking products and services to wholesale customer base

•	42 percent of Wells Fargo Advantage Funds® rated 4 or 5 stars by Morningstar versus industry average of 32.5 percent

•	Within Treasury Management, the CEO Mobile® service continued to process an increasing volume of wires for Wells Fargo corporate, commercial and institutional customers. Through first quarter 2011, $5.4 billion has been processed in the past two years.
Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a comprehensive planning approach to meet each client’s needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions including financial planning, private banking, credit, investment management and trust. Family Wealth meets the unique needs of the ultra high net worth customers. Retail Brokerage’s financial advisors serve customers’ advisory, brokerage and financial needs as part of one of the largest full-service brokerage firms in the U.S. Retirement provides retirement services for individual investors and is a national leader in 401(k) and pension record keeping.
Selected Financial Information

	Quarter ended
	Mar. 31,	Dec. 31,	Mar. 31,
(in millions)	2011	2010	2010

Total revenue	$3,150	3,041	2,910
Provision for credit losses	41	113	63
Noninterest expense	2,559	2,608	2,390
Segment net income	339	197	282

(in billions)
Average loans	42.7	43.0	43.8
Average assets	146.5	140.2	137.8
Average core deposits	125.4	121.5	121.1

Wealth, Brokerage and Retirement reported net income of $339 million, up $142 million from fourth quarter 2010 and up $57 million from first quarter 2010. Revenue was $3.2 billion, up 4 percent from fourth quarter 2010 driven by asset-based revenues and brokerage securities gains and up 8 percent from first quarter 2010 driven by higher asset-based revenues and net interest income. Total provision for credit losses decreased $72 million from fourth quarter 2010 and $22 million from first quarter 2010. Noninterest expense declined 2 percent from fourth quarter on reduced non-personnel costs but increased 7 percent from first quarter 2010 due to growth in personnel costs, primarily broker commissions driven by higher production levels. Average core deposits increased $4 billion from fourth quarter 2010 and first quarter 2010.
Retail Brokerage
•	Client assets of $1.2 trillion, up 6 percent from prior year

•	Managed account assets increased $45 billion, or 21 percent, from prior year driven by strong net flows and solid market gains

•	Successfully completed the brokerage conversion in January, converting legacy Wells Fargo brokerage customers to the Wells Fargo Advisors common platform, providing greater access to more products and services

Wealth Management
•	Investment management and trust asset-based revenue up 8 percent from prior year

•	Strong deposit growth, with average balances up $1.9 billion, or 4 percent, from prior year
Retirement
•	Institutional retirement plan assets of $244 billion, up $20 billion, or 9 percent, from prior year

•	Institutional retirement sales up 40 percent from prior year

•	IRA assets of $284 billion, up $26 billion, or 10 percent, from prior year
Conference Call
The Company will host a live conference call on Wednesday, April 20, at 6:30 a.m. PDT (9:30 a.m. EDT). To access the call, please dial 866-872-5161 (U.S. and Canada) or 706-643-1962 (international). No password is required. The call is also available online at wellsfargo.com/invest_relations/earnings and
http://event.meetingstream.com/r.htm?e=296339&s=1&k=F045CCDCDDD6B9CB7191D93FDBDD1147.
A replay of the conference call will be available beginning at approximately noon PDT (3 p.m. EDT) on April 20 through Wednesday, April 27. Please dial 800-642-1687 (U.S. and Canada) or 706-645-9291 (international) and enter Conference ID #51667731. The replay will also be available online at wellsfargo.com/invest_relations/earnings.

Cautionary Statement about Forward-Looking Information
In accordance with the Private Securities Litigation Reform Act of 1995, we caution you that this news release contains forward-looking statements about our future financial performance and business. We make forward-looking statements when we use words such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “may,” “can,” “will,” “outlook,” “project,” “appears” or similar expressions. Forward-looking statements in this news release include, among others, statements about: (i) future credit quality and expected or estimated future loan losses in our loan portfolios, and the adequacy of the allowance for loan losses, including our current expectation of future reductions in the allowance for loan losses; (ii) our current estimate of our full year 2011 tax rate; (iii) our estimates regarding our Tier 1 common equity ratio as of March 31, 2011, and December 31, 2010, under proposed Basel III capital regulations; and (iv) the timing of expected integration activities related to the Wachovia merger, as well as other expectations regarding future expenses.
Do not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. Several factors could cause actual results to differ materially from expectations including: current and future economic and market conditions, including the effects of further declines in housing prices and high unemployment rates; our capital requirements (including under regulatory capital standards as determined and interpreted by applicable regulatory authorities such as the proposed Basel III capital regulations) and our ability to generate capital internally or raise capital on favorable terms; financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses (including the Dodd-Frank Wall Street Reform and Consumer Protection Act); the extent of success in our loan modification efforts, including the effects of regulatory requirements, or changes in regulatory requirements, relating to loan modifications; the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties; negative effects relating to mortgage foreclosures, including changes in our procedures or practices and/or industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs, or delays or moratoriums on foreclosures; our ability to successfully and timely integrate the Wachovia merger and realize the expected cost savings and other benefits, including delays or disruptions in system conversions and higher severance costs; our ability to realize efficiency initiatives to lower expenses when and in the amount expected; recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio; the effect of changes in interest rates on our net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale; hedging gains or losses; disruptions in the capital markets and reduced investor demand for mortgage loans; our ability to sell more products to our customers; the effect of the economic recession on the demand for our products and services; the effect of fluctuations in stock market prices on fee income from our brokerage, asset and wealth management businesses; our election to provide support to our mutual funds for structured credit products they may hold; changes in the value of our venture capital investments; changes in our accounting policies or in accounting standards or in how accounting standards are to be applied; changes in our credit ratings and changes in the credit ratings of our customers or counterparties; mergers and acquisitions; federal and state regulations; reputational damage from negative publicity, fines, penalties and other negative consequences from regulatory violations; the loss of checking and saving account deposits to other investments such as the stock market; and fiscal and monetary policies of the Federal Reserve Board. There is no assurance that our allowance for credit losses will be adequate to cover future credit losses, especially if credit markets, housing prices, and unemployment do not improve. Increases in loan charge-offs or in the allowance for credit losses and related provision expense could materially adversely affect our financial results and condition. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010, including the discussion under “Risk Factors” in that report, as filed with the SEC and available on the SEC’s website at www.sec.gov. Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.2 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 stores, 12,000 ATMs, the Internet (wellsfargo.com and wachovia.com), and other distribution channels across North America and internationally. With approximately 280,000 team members, Wells Fargo serves one in three households in America. Wells Fargo & Company was ranked No. 19 on Fortune’s 2009 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.
# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA
TABLE OF CONTENTS

Pages

Summary Information
Summary Financial Data	18-19

Income
Consolidated Statement of Income	20-21
Average Balances, Yields and Rates Paid	22
Noninterest Income and Noninterest Expense	23-24

Balance Sheet
Consolidated Balance Sheet	25-26
Average Balances	27

Loans
Loans	28
Nonaccrual Loans and Other Nonperforming Assets	28
Loans 90 Days or More Past Due and Still Accruing	29
Purchased Credit-Impaired Loans	30-32
Pick-A-Pay Portfolio	33
Non-Strategic and Liquidating Loan Portfolios	34
Home Equity Portfolios	34
Allowance for Credit Losses	35

Equity
Condensed Consolidated Statement of Changes in Total Equity	36
Tier 1 Common Equity	37

Operating Segments
Operating Segment Results	38

Other
Mortgage Servicing and other related data	39-41

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

				% Change
	Quarter ended			Mar. 31, 2011 from
	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,	Mar. 31,
($ in millions, except per share amounts)	2011	2010	2010	2010	2010

For the Period
Wells Fargo net income	$3,759	3,414	2,547	10%	48
Wells Fargo net income applicable to common stock	3,570	3,232	2,372	10	51
Diluted earnings per common share	0.67	0.61	0.45	10	49
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.23%	1.09	0.84	13	46
Wells Fargo net income applicable to common stock to average
Wells Fargo common stockholders’ equity (ROE)	11.98	10.95	8.96	9	34
Efficiency ratio (1)	62.6	62.1	56.5	1	11
Total revenue	$20,329	21,494	21,448	(5)	(5)
Pre-tax pre-provision profit (PTPP) (2)	7,596	8,154	9,331	(7)	(19)
Dividends declared per common share	0.12	0.05	0.05	140	140
Average common shares outstanding	5,278.8	5,256.2	5,190.4	-	2
Diluted average common shares outstanding	5,333.1	5,293.8	5,225.2	1	2
Average loans	$754,077	753,675	797,389	-	(5)
Average assets	1,241,176	1,237,037	1,226,120	-	1
Average core deposits (3)	796,826	794,799	759,169	-	5
Average retail core deposits (4)	584,100	573,843	573,653	2	2
Net interest margin	4.05%	4.16	4.27	(3)	(5)

At Period End
Securities available for sale	$167,906	172,654	162,487	(3)	3
Loans	751,155	757,267	781,430	(1)	(4)
Allowance for loan losses	21,983	23,022	25,123	(5)	(12)
Goodwill	24,777	24,770	24,819	-	-
Assets	1,244,666	1,258,128	1,223,630	(1)	2
Core deposits (3)	795,038	798,192	756,050	-	5
Wells Fargo stockholders’ equity	133,471	126,408	116,142	6	15
Total equity	134,943	127,889	118,154	6	14
Capital ratios:
Total equity to assets	10.84%	10.16	9.66	7	12
Risk-based capital (5):
Tier 1 capital	11.50	11.16	9.93	3	16
Total capital	15.29	15.01	13.90	2	10
Tier 1 leverage (5)	9.27	9.19	8.34	1	11
Tier 1 common equity (6)	8.92	8.30	7.09	7	26
Book value per common share	$23.18	22.49	20.76	3	12
Team members (active, full-time equivalent)	270,200	272,200	267,400	(1)	1
Common stock price:
High	$34.25	31.61	31.99	8	7
Low	29.82	23.37	26.37	28	13
Period end	31.71	30.99	31.12	2	2

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(5)	The March 31, 2011, ratios are preliminary.

(6)	See the “Five Quarter Tier 1 Common Equity” table for additional information.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
($ in millions, except per share amounts)	2011	2010	2010	2010	2010

For the Quarter
Wells Fargo net income	$3,759	3,414	3,339	3,062	2,547
Wells Fargo net income applicable to common stock	3,570	3,232	3,150	2,878	2,372
Diluted earnings per common share	0.67	0.61	0.60	0.55	0.45
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.23%	1.09	1.09	1.00	0.84
Wells Fargo net income applicable to common stock to average
Wells Fargo common stockholders’ equity (ROE)	11.98	10.95	10.90	10.40	8.96
Efficiency ratio (1)	62.6	62.1	58.7	59.6	56.5
Total revenue	$20,329	21,494	20,874	21,394	21,448
Pre-tax pre-provision profit (PTPP) (2)	7,596	8,154	8,621	8,648	9,331
Dividends declared per common share	0.12	0.05	0.05	0.05	0.05
Average common shares outstanding	5,278.8	5,256.2	5,240.1	5,219.7	5,190.4
Diluted average common shares outstanding	5,333.1	5,293.8	5,273.2	5,260.8	5,225.2
Average loans	$754,077	753,675	759,483	772,460	797,389
Average assets	1,241,176	1,237,037	1,220,368	1,224,180	1,226,120
Average core deposits (3)	796,826	794,799	771,957	761,767	759,169
Average retail core deposits (4)	584,100	573,843	571,062	574,436	573,653
Net interest margin	4.05%	4.16	4.25	4.38	4.27

At Quarter End
Securities available for sale	$167,906	172,654	176,875	157,927	162,487
Loans	751,155	757,267	753,664	766,265	781,430
Allowance for loan losses	21,983	23,022	23,939	24,584	25,123
Goodwill	24,777	24,770	24,831	24,820	24,819
Assets	1,244,666	1,258,128	1,220,784	1,225,862	1,223,630
Core deposits (3)	795,038	798,192	771,792	758,680	756,050
Wells Fargo stockholders’ equity	133,471	126,408	123,658	119,772	116,142
Total equity	134,943	127,889	125,165	121,398	118,154
Capital ratios:
Total equity to assets	10.84%	10.16	10.25	9.90	9.66
Risk-based capital (5):
Tier 1 capital	11.50	11.16	10.90	10.51	9.93
Total capital	15.29	15.01	14.88	14.53	13.90
Tier 1 leverage (5)	9.27	9.19	9.01	8.66	8.34
Tier 1 common equity (6)	8.92	8.30	8.01	7.61	7.09
Book value per common share	$23.18	22.49	22.04	21.35	20.76
Team members (active, full-time equivalent)	270,200	272,200	266,900	267,600	267,400
Common stock price:
High	$34.25	31.61	28.77	34.25	31.99
Low	29.82	23.37	23.02	25.52	26.37
Period end	31.71	30.99	25.12	25.60	31.12

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).

(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.

(5)	The March 31, 2011, ratios are preliminary.

(6)	See the “Five Quarter Tier 1 Common Equity” table for additional information.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended March 31,		%
(in millions, except per share amounts)	2011	2010	Change

Interest income
Trading assets	$350	267	31%
Securities available for sale	2,164	2,415	(10)
Mortgages held for sale	437	387	13
Loans held for sale	12	34	(65)
Loans	9,387	10,038	(6)
Other interest income	122	84	45

Total interest income	12,472	13,225	(6)

Interest expense
Deposits	615	735	(16)
Short-term borrowings	26	18	44
Long-term debt	1,104	1,276	(13)
Other interest expense	76	49	55

Total interest expense	1,821	2,078	(12)

Net interest income	10,651	11,147	(4)
Provision for credit losses	2,210	5,330	(59)

Net interest income after provision for credit losses	8,441	5,817	45

Noninterest income
Service charges on deposit accounts	1,012	1,332	(24)
Trust and investment fees	2,916	2,669	9
Card fees	957	865	11
Other fees	989	941	5
Mortgage banking	2,016	2,470	(18)
Insurance	503	621	(19)
Net gains from trading activities	612	537	14
Net gains (losses) on debt securities available for sale	(166)	28	NM
Net gains from equity investments	353	43	721
Operating leases	77	185	(58)
Other	409	610	(33)

Total noninterest income	9,678	10,301	(6)

Noninterest expense
Salaries	3,454	3,314	4
Commission and incentive compensation	2,347	1,992	18
Employee benefits	1,392	1,322	5
Equipment	632	678	(7)
Net occupancy	752	796	(6)
Core deposit and other intangibles	483	549	(12)
FDIC and other deposit assessments	305	301	1
Other	3,368	3,165	6

Total noninterest expense	12,733	12,117	5

Income before income tax expense	5,386	4,001	35
Income tax expense	1,572	1,401	12

Net income before noncontrolling interests	3,814	2,600	47
Less: Net income from noncontrolling interests	55	53	4

Wells Fargo net income	$3,759	2,547	48

Less: Preferred stock dividends and other	189	175	8

Wells Fargo net income applicable to common stock	$3,570	2,372	51

Per share information
Earnings per common share	$0.68	0.46	48
Diluted earnings per common share	0.67	0.45	49
Dividends declared per common share	0.12	0.05	140
Average common shares outstanding	5,278.8	5,190.4	2
Diluted average common shares outstanding	5,333.1	5,225.2	2

NM - Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions, except per share amounts)	2011	2010	2010	2010	2010

Interest income
Trading assets	$350	295	270	266	267
Securities available for sale	2,164	2,374	2,492	2,385	2,415
Mortgages held for sale	437	495	449	405	387
Loans held for sale	12	15	22	30	34
Loans	9,387	9,666	9,779	10,277	10,038
Other interest income	122	124	118	109	84

Total interest income	12,472	12,969	13,130	13,472	13,225

Interest expense
Deposits	615	662	721	714	735
Short-term borrowings	26	26	27	21	18
Long-term debt	1,104	1,153	1,226	1,233	1,276
Other interest expense	76	65	58	55	49

Total interest expense	1,821	1,906	2,032	2,023	2,078

Net interest income	10,651	11,063	11,098	11,449	11,147
Provision for credit losses	2,210	2,989	3,445	3,989	5,330

Net interest income after provision for credit losses	8,441	8,074	7,653	7,460	5,817

Noninterest income
Service charges on deposit accounts	1,012	1,035	1,132	1,417	1,332
Trust and investment fees	2,916	2,958	2,564	2,743	2,669
Card fees	957	941	935	911	865
Other fees	989	1,063	1,004	982	941
Mortgage banking	2,016	2,757	2,499	2,011	2,470
Insurance	503	564	397	544	621
Net gains from trading activities	612	532	470	109	537
Net gains (losses) on debt securities available for sale	(166)	(268)	(114)	30	28
Net gains from equity investments	353	317	131	288	43
Operating leases	77	79	222	329	185
Other	409	453	536	581	610

Total noninterest income	9,678	10,431	9,776	9,945	10,301

Noninterest expense
Salaries	3,454	3,513	3,478	3,564	3,314
Commission and incentive compensation	2,347	2,195	2,280	2,225	1,992
Employee benefits	1,392	1,192	1,074	1,063	1,322
Equipment	632	813	557	588	678
Net occupancy	752	750	742	742	796
Core deposit and other intangibles	483	549	548	553	549
FDIC and other deposit assessments	305	301	300	295	301
Other	3,368	4,027	3,274	3,716	3,165

Total noninterest expense	12,733	13,340	12,253	12,746	12,117

Income before income tax expense	5,386	5,165	5,176	4,659	4,001
Income tax expense	1,572	1,672	1,751	1,514	1,401

Net income before noncontrolling interests	3,814	3,493	3,425	3,145	2,600
Less: Net income from noncontrolling interests	55	79	86	83	53

Wells Fargo net income	$3,759	3,414	3,339	3,062	2,547

Less: Preferred stock dividends and other	189	182	189	184	175

Wells Fargo net income applicable to common stock	$3,570	3,232	3,150	2,878	2,372

Per share information
Earnings per common share	$0.68	0.62	0.60	0.55	0.46
Diluted earnings per common share	0.67	0.61	0.60	0.55	0.45
Dividends declared per common share	0.12	0.05	0.05	0.05	0.05
Average common shares outstanding	5,278.8	5,256.2	5,240.1	5,219.7	5,190.4
Diluted average common shares outstanding	5,333.1	5,293.8	5,273.2	5,260.8	5,225.2

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended March 31,
	2011			2010
			Interest			Interest
	Average	Yields/	income/	Average	Yields/	income/
(in millions)	balance	rates	expense	balance	rates	expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$83,386	0.35%	$72	40,833	0.33%	$33
Trading assets	37,403	3.81	356	27,911	3.91	272
Debt securities available for sale (3):
Securities of U.S. Treasury and federal agencies	1,575	2.87	11	2,278	3.62	20
Securities of U.S. states and political subdivisions	19,570	5.45	270	13,696	6.60	221
Mortgage-backed securities:
Federal agencies	73,466	4.72	832	79,730	5.39	1,023
Residential and commercial	32,934	9.68	732	32,768	9.67	790

Total mortgage-backed securities	106,400	6.21	1,564	112,498	6.67	1,813
Other debt securities (4)	35,920	5.55	465	32,346	6.51	492

Total debt securities available for sale (4)	163,465	5.94	2,310	160,818	6.59	2,546
Mortgages held for sale (5)	38,742	4.51	437	31,368	4.93	387
Loans held for sale (5)	975	4.88	12	6,406	2.15	34
Loans:
Commercial:
Commercial and industrial	150,047	4.65	1,723	156,466	4.51	1,743
Real estate mortgage	99,797	3.92	967	97,967	3.68	889
Real estate construction	24,281	4.26	255	35,852	3.07	272
Lease financing	13,020	7.83	255	14,008	9.22	323
Foreign	33,638	2.83	235	28,561	3.62	256

Total commercial	320,783	4.33	3,435	332,854	4.23	3,483

Consumer:
Real estate 1-4 family first mortgage	229,570	5.01	2,867	245,024	5.26	3,210
Real estate 1-4 family junior lien mortgage	94,708	4.35	1,018	105,640	4.47	1,168
Credit card	21,509	13.18	709	23,345	13.15	767
Other revolving credit and installment	87,507	6.36	1,371	90,526	6.40	1,427

Total consumer	433,294	5.54	5,965	464,535	5.70	6,572

Total loans (5)	754,077	5.03	9,400	797,389	5.09	10,055
Other	5,228	3.90	50	6,069	3.36	50

Total earning assets	$1,083,276	4.73%	$12,637	1,070,794	5.06%	$13,377

Funding sources
Deposits:
Interest-bearing checking	$58,503	0.10%	$14	62,021	0.15%	$23
Market rate and other savings	443,586	0.22	237	403,945	0.29	286
Savings certificates	74,371	1.39	255	94,763	1.36	317
Other time deposits	13,850	2.24	76	15,878	2.03	80
Deposits in foreign offices	57,473	0.23	33	55,434	0.21	29

Total interest-bearing deposits	647,783	0.38	615	632,041	0.47	735
Short-term borrowings	54,751	0.22	30	45,081	0.18	19
Long-term debt	150,144	2.95	1,104	209,008	2.45	1,276
Other liabilities	9,472	3.24	76	5,664	3.43	49

Total interest-bearing liabilities	862,150	0.85	1,825	891,794	0.94	2,079
Portion of noninterest-bearing funding sources	221,126	-	-	179,000	-	-

Total funding sources	$1,083,276	0.68	1,825	1,070,794	0.79	2,079

Net interest margin and net interest income on a taxable-equivalent basis (6)		4.05%	$10,812		4.27%	$11,298

Noninterest-earning assets
Cash and due from banks	$17,360			18,049
Goodwill	24,775			24,816
Other	115,765			112,461

Total noninterest-earning assets	$157,900			155,326

Noninterest-bearing funding sources
Deposits	$193,100			172,039
Other liabilities	55,316			44,739
Total equity	130,610			117,548
Noninterest-bearing funding sources used to fund earning assets	(221,126)			(179,000)

Net noninterest-bearing funding sources	$157,900			155,326

Total assets	$1,241,176			1,226,120

(1)	Our average prime rate was 3.25% for the quarters ended March 31, 2011 and 2010. The average three-month London Interbank Offered Rate (LIBOR) was 0.31% and 0.26% for the same quarters, respectively.

(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts include the effects of any unrealized gain or loss marks but those marks carried in other comprehensive income are not included in yield determination of affected earning assets. Thus yields are based on amortized cost balances computed on a settlement date basis.

(4)	Includes certain preferred securities.

(5)	Nonaccrual loans and related income are included in their respective loan categories.

(6)	Includes taxable-equivalent adjustments of $161 million and $151 million for March 31, 2011 and 2010, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate utilized was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended March 31,		%

(in millions)	2011	2010	Change

Service charges on deposit accounts	$1,012	1,332	(24)%
Trust and investment fees:
Trust, investment and IRA fees	1,060	1,049	1
Commissions and all other fees	1,856	1,620	15

Total trust and investment fees	2,916	2,669	9

Card fees	957	865	11
Other fees:
Cash network fees	81	55	47
Charges and fees on loans	397	419	(5)
Processing and all other fees	511	467	9

Total other fees	989	941	5

Mortgage banking:
Servicing income, net	866	1,366	(37)
Net gains on mortgage loan origination/sales activities	1,150	1,104	4

Total mortgage banking	2,016	2,470	(18)

Insurance	503	621	(19)
Net gains from trading activities	612	537	14
Net gains (losses) on debt securities available for sale	(166)	28	NM
Net gains from equity investments	353	43	721
Operating leases	77	185	(58)
All other	409	610	(33)

Total	$9,678	10,301	(6)

NM - Not meaningful
NONINTEREST EXPENSE

	Quarter ended March 31,		%

(in millions)	2011	2010	Change

Salaries	$3,454	3,314	4%
Commission and incentive compensation	2,347	1,992	18
Employee benefits	1,392	1,322	5
Equipment	632	678	(7)
Net occupancy	752	796	(6)
Core deposit and other intangibles	483	549	(12)
FDIC and other deposit assessments	305	301	1
Outside professional services	580	484	20
Contract services	369	347	6
Foreclosed assets	408	386	6
Operating losses	472	208	127
Outside data processing	220	272	(19)
Postage, stationery and supplies	235	242	(3)
Travel and entertainment	206	171	20
Advertising and promotion	116	112	4
Telecommunications	134	143	(6)
Insurance	133	148	(10)
Operating leases	24	37	(35)
All other	471	615	(23)

Total	$12,733	12,117	5

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in millions)	2011		2010		2010		2010		2010

Service charges on deposit accounts	$1,012		1,035		1,132		1,417		1,332
Trust and investment fees:
Trust, investment and IRA fees	1,060		1,030		924		1,035		1,049
Commissions and all other fees	1,856		1,928		1,640		1,708		1,620

Total trust and investment fees	2,916		2,958		2,564		2,743		2,669

Card fees	957		941		935		911		865
Other fees:
Cash network fees	81		74		73		58		55
Charges and fees on loans	397		446		424		401		419
Processing and all other fees	511		543		507		523		467

Total other fees	989		1,063		1,004		982		941

Mortgage banking:
Servicing income, net	866		240		516		1,218		1,366
Net gains on mortgage loan origination/sales activities	1,150		2,517		1,983		793		1,104

Total mortgage banking	2,016		2,757		2,499		2,011		2,470

Insurance	503		564		397		544		621
Net gains from trading activities	612		532		470		109		537
Net gains (losses) on debt securities available for sale	(166)		(268)		(114)		30		28
Net gains from equity investments	353		317		131		288		43
Operating leases	77		79		222		329		185
All other	409		453		536		581		610

Total	$9,678		10,431		9,776		9,945		10,301

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
	Mar. 31	,	Dec. 31	,	Sept. 30	,	June 30	,	Mar. 31	,
(in millions)	2011		2010		2010		2010		2010

Salaries	$3,454		3,513		3,478		3,564		3,314
Commission and incentive compensation	2,347		2,195		2,280		2,225		1,992
Employee benefits	1,392		1,192		1,074		1,063		1,322
Equipment	632		813		557		588		678
Net occupancy	752		750		742		742		796
Core deposit and other intangibles	483		549		548		553		549
FDIC and other deposit assessments	305		301		300		295		301
Outside professional services	580		781		533		572		484
Contract services	369		481		430		384		347
Foreclosed assets	408		452		366		333		386
Operating losses	472		193		230		627		208
Outside data processing	220		235		263		276		272
Postage, stationery and supplies	235		239		233		230		242
Travel and entertainment	206		221		195		196		171
Advertising and promotion	116		192		170		156		112
Telecommunications	134		151		146		156		143
Insurance	133		90		62		164		148
Operating leases	24		24		21		27		37
All other	471		968		625		595		615

Total	$12,733		13,340		12,253		12,746		12,117

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

	Mar. 31 ,	Dec. 31 ,	%
(in millions, except shares)	2011	2010	Change

Assets
Cash and due from banks	$16,978	16,044	6%
Federal funds sold, securities purchased under resale agreements and other short-term investments	93,041	80,637	15
Trading assets	57,890	51,414	13
Securities available for sale	167,906	172,654	(3)
Mortgages held for sale (includes $28,931 and $47,531 carried at fair value)	33,121	51,763	(36)
Loans held for sale (includes $1,003 and $873 carried at fair value)	1,428	1,290	11

Loans (includes $98 and $309 carried at fair value)	751,155	757,267	(1)
Allowance for loan losses	(21,983)	(23,022)	(5)

Net loans	729,172	734,245	(1)

Mortgage servicing rights:
Measured at fair value	15,648	14,467	8
Amortized	1,423	1,419	-
Premises and equipment, net	9,545	9,644	(1)
Goodwill	24,777	24,770	-
Other assets	93,737	99,781	(6)

Total assets	$1,244,666	1,258,128	(1)

Liabilities
Noninterest-bearing deposits	$190,959	191,256	-
Interest-bearing deposits	646,703	656,686	(2)

Total deposits	837,662	847,942	(1)
Short-term borrowings	54,737	55,401	(1)
Accrued expenses and other liabilities	68,721	69,913	(2)
Long-term debt (includes $99 and $306 carried at fair value)	148,603	156,983	(5)

Total liabilities	1,109,723	1,130,239	(2)

Equity
Wells Fargo stockholders’ equity:
Preferred stock	11,897	8,689	37
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,312,696,671 and 5,272,414,622 shares	8,854	8,787	1
Additional paid-in capital	54,815	53,426	3
Retained earnings	54,855	51,918	6
Cumulative other comprehensive income	5,021	4,738	6
Treasury stock – 11,818,765 shares and 10,131,394 shares	(541)	(487)	11
Unearned ESOP shares	(1,430)	(663)	116

Total Wells Fargo stockholders’ equity	133,471	126,408	6
Noncontrolling interests	1,472	1,481	(1)

Total equity	134,943	127,889	6

Total liabilities and equity	$1,244,666	1,258,128	(1)

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2011	2010	2010	2010	2010

Assets
Cash and due from banks	$16,978	16,044	16,001	17,571	16,301
Federal funds sold, securities purchased under resale agreements and other short-term investments	93,041	80,637	56,549	73,898	54,192
Trading assets	57,890	51,414	49,271	47,132	47,028
Securities available for sale	167,906	172,654	176,875	157,927	162,487
Mortgages held for sale	33,121	51,763	46,001	38,581	34,737
Loans held for sale	1,428	1,290	1,188	3,999	5,140

Loans	751,155	757,267	753,664	766,265	781,430
Allowance for loan losses	(21,983)	(23,022)	(23,939)	(24,584)	(25,123)

Net loans	729,172	734,245	729,725	741,681	756,307

Mortgage servicing rights:
Measured at fair value	15,648	14,467	12,486	13,251	15,544
Amortized	1,423	1,419	1,013	1,037	1,069
Premises and equipment, net	9,545	9,644	9,636	10,508	10,405
Goodwill	24,777	24,770	24,831	24,820	24,819
Other assets	93,737	99,781	97,208	95,457	95,601

Total assets	$1,244,666	1,258,128	1,220,784	1,225,862	1,223,630

Liabilities
Noninterest-bearing deposits	$190,959	191,256	184,451	175,015	170,518
Interest-bearing deposits	646,703	656,686	630,061	640,608	634,375

Total deposits	837,662	847,942	814,512	815,623	804,893
Short-term borrowings	54,737	55,401	50,715	45,187	46,333
Accrued expenses and other liabilities	68,721	69,913	67,249	58,582	54,371
Long-term debt	148,603	156,983	163,143	185,072	199,879

Total liabilities	1,109,723	1,130,239	1,095,619	1,104,464	1,105,476

Equity
Wells Fargo stockholders’ equity:
Preferred stock	11,897	8,689	8,840	8,980	9,276
Common stock	8,854	8,787	8,756	8,743	8,743
Additional paid-in capital	54,815	53,426	52,899	52,687	53,156
Retained earnings	54,855	51,918	48,953	46,126	43,636
Cumulative other comprehensive income	5,021	4,738	5,502	4,844	4,087
Treasury stock	(541)	(487)	(466)	(631)	(1,460)
Unearned ESOP shares	(1,430)	(663)	(826)	(977)	(1,296)

Total Wells Fargo stockholders’ equity	133,471	126,408	123,658	119,772	116,142
Noncontrolling interests	1,472	1,481	1,507	1,626	2,012

Total equity	134,943	127,889	125,165	121,398	118,154

Total liabilities and equity	$1,244,666	1,258,128	1,220,784	1,225,862	1,223,630

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended
	Mar. 31, 2011		Dec. 31, 2010		Sept. 30, 2010		June 30, 2010		Mar. 31, 2010
	Average	Yields/	Average	Yields/	Average	Yields/	Average	Yields/	Average	Yields/
($ in billions)	balance	rates	balance	rates	balance	rates	balance	rates	balance	rates

Earning assets
Federal funds sold, securities purchased
under resale agreements and
other short-term investments	$83.4	0.35%	$72.0	0.40%	$70.8	0.38%	$67.7	0.33%	$40.8	0.33%
Trading assets	37.4	3.81	33.9	3.56	29.0	3.77	28.8	3.79	27.9	3.91
Debt securities available for sale:
Securities of U.S. Treasury and federal agencies	1.6	2.87	1.7	2.80	1.7	2.79	2.0	3.50	2.3	3.62
Securities of U.S. states and political subdivisions	19.6	5.45	18.4	5.58	17.2	5.89	16.2	6.48	13.7	6.60
Mortgage-backed securities:
Federal agencies	73.5	4.72	80.4	4.48	70.5	5.35	72.9	5.39	79.7	5.39
Residential and commercial	32.9	9.68	33.4	10.95	33.4	12.53	33.2	9.59	32.8	9.67

Total mortgage-backed securities	106.4	6.21	113.8	6.35	103.9	7.67	106.1	6.72	112.5	6.67
Other debt securities	35.9	5.55	37.8	6.15	35.5	6.02	33.3	7.21	32.3	6.51

Total debt securities available for sale	163.5	5.94	171.7	6.18	158.3	7.05	157.6	6.75	160.8	6.59
Mortgages held for sale	38.7	4.51	45.1	4.39	38.1	4.72	32.2	5.04	31.4	4.93
Loans held for sale	1.0	4.88	1.1	5.15	3.2	2.71	4.4	2.73	6.4	2.15
Loans:
Commercial:
Commercial and industrial	150.0	4.65	147.9	4.71	146.1	4.57	148.0	5.44	156.5	4.51
Real estate mortgage	99.9	3.92	99.2	3.85	99.0	4.15	97.7	3.89	97.9	3.68
Real estate construction	24.3	4.26	26.9	3.68	29.5	3.31	33.1	3.44	35.9	3.07
Lease financing	13.0	7.83	13.0	9.00	13.2	9.07	13.6	9.54	14.0	9.22
Foreign	33.6	2.83	31.0	3.57	30.3	3.15	29.0	3.62	28.6	3.62

Total commercial	320.8	4.33	318.0	4.42	318.1	4.37	321.4	4.78	332.9	4.23

Consumer:
Real estate 1-4 family first mortgage	229.6	5.01	228.8	5.06	231.2	5.16	237.5	5.24	245.0	5.26
Real estate 1-4 family junior lien mortgage	94.7	4.35	97.7	4.37	100.3	4.41	102.7	4.53	105.6	4.47
Credit card	21.5	13.18	21.9	13.44	22.0	13.57	22.2	13.24	23.3	13.15
Other revolving credit and installment	87.5	6.36	87.3	6.48	87.9	6.50	88.6	6.57	90.6	6.40

Total consumer	433.3	5.54	435.7	5.61	441.4	5.68	451.0	5.74	464.5	5.70

Total loans	754.1	5.03	753.7	5.11	759.5	5.13	772.4	5.34	797.4	5.09
Other	5.2	3.90	5.3	3.93	6.0	3.53	6.1	3.44	6.1	3.36

Total earning assets	$1,083.3	4.73%	$1,082.8	4.87%	$1,064.9	5.01%	$1,069.2	5.14%	$1,070.8	5.06%

Funding sources
Deposits:
Interest-bearing checking	$58.5	0.10%	$60.9	0.09%	$59.7	0.10%	$61.2	0.13%	$62.0	0.15%
Market rate and other savings	443.6	0.22	431.2	0.25	420.0	0.25	412.1	0.26	403.9	0.29
Savings certificates	74.4	1.39	79.1	1.43	85.0	1.50	89.8	1.44	94.8	1.36
Other time deposits	13.8	2.24	13.4	2.00	14.4	2.33	14.8	1.90	15.9	2.03
Deposits in foreign offices	57.5	0.23	55.5	0.21	52.1	0.24	57.5	0.23	55.4	0.21

Total interest-bearing deposits	647.8	0.38	640.1	0.41	631.2	0.45	635.4	0.45	632.0	0.47
Short-term borrowings	54.8	0.22	50.6	0.24	46.5	0.26	45.1	0.22	45.1	0.18
Long-term debt	150.1	2.95	160.8	2.86	177.1	2.76	195.4	2.52	209.0	2.45
Other liabilities	9.5	3.24	8.3	3.13	6.7	3.39	6.8	3.33	5.7	3.43

Total interest-bearing liabilities	862.2	0.85	859.8	0.89	861.5	0.94	882.7	0.92	891.8	0.94
Portion of noninterest-bearing funding sources	221.1	-	223.0	-	203.4	-	186.5	-	179.0	-

Total funding sources	$1,083.3	0.68	$1,082.8	0.71	$1,064.9	0.76	$1,069.2	0.76	$1,070.8	0.79

Net interest margin on a taxable-equivalent basis		4.05%		4.16%		4.25%		4.38%		4.27%

Noninterest-earning assets
Cash and due from banks	$17.4		18.0		17.0		17.4		18.0
Goodwill	24.8		24.8		24.8		24.8		24.8
Other	115.7		111.4		113.7		112.8		112.5

Total noninterest-earnings assets	$157.9		154.2		155.5		155.0		155.3

Noninterest-bearing funding sources
Deposits	$193.1		197.9		184.8		176.9		172.0
Other liabilities	55.3		52.9		50.1		43.7		44.8
Total equity	130.6		126.4		124.0		120.9		117.5
Noninterest-bearing funding sources used to fund earning assets	(221.1)		(223.0)		(203.4)		(186.5)		(179.0)

Net noninterest-bearing funding sources	$157.9		154.2		155.5		155.0		155.3

Total assets	$1,241.2		1,237.0		1,220.4		1,224.2		1,226.1

(1)	Our average prime rate was 3.25% for quarters ended March 31, 2011, and December 31, September 30, June 30 and March 31, 2010. The average three-month London Interbank Offered Rate (LIBOR) was 0.31%, 0.29%, 0.39%, 0.44% and 0.26% for the same quarters, respectively.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER LOANS

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2011	2010	2010	2010	2010

Commercial:
Commercial and industrial	$150,857	151,284	147,321	146,084	150,587
Real estate mortgage	101,084	99,435	98,755	99,626	97,846
Real estate construction	22,868	25,333	27,911	30,879	34,505
Lease financing	12,937	13,094	12,993	13,492	13,887
Foreign (1)	35,476	32,912	29,691	30,474	28,289

Total commercial	323,222	322,058	316,671	320,555	325,114

Consumer:
Real estate 1-4 family first mortgage	226,509	230,235	228,081	233,812	240,528
Real estate 1-4 family junior lien mortgage	93,041	96,149	99,060	101,327	103,800
Credit card	20,996	22,260	21,890	22,086	22,525
Other revolving credit and installment	87,387	86,565	87,962	88,485	89,463

Total consumer	427,933	435,209	436,993	445,710	456,316

Total loans (net of unearned income) (2)	$751,155	757,267	753,664	766,265	781,430

(1)	Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign if the borrower’s primary address is outside of the United States.

(2)	Includes $40.0 billion, $41.4 billion, $43.8 billion, $46.5 billion, and $49.5 billion of purchased credit-impaired (PCI) loans at March 31, 2011, and December 31, September 30, June 30, and March 31, 2010, respectively. See table on page 30 for detail of PCI loans.
FIVE QUARTER NONACCRUAL LOANS AND OTHER NONPERFORMING ASSETS

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2011	2010	2010	2010	2010

Nonaccrual loans:
Commercial:
Commercial and industrial	$2,653	3,213	4,103	3,843	4,273
Real estate mortgage	5,239	5,227	5,079	4,689	4,345
Real estate construction	2,239	2,676	3,198	3,429	3,327
Lease financing	95	108	138	163	185
Foreign	86	127	126	115	135

Total commercial	10,312	11,351	12,644	12,239	12,265

Consumer:
Real estate 1-4 family first mortgage	12,143	12,289	12,969	12,865	12,347
Real estate 1-4 family junior lien mortgage	2,235	2,302	2,380	2,391	2,355
Other revolving credit and installment	275	300	312	316	334

Total consumer	14,653	14,891	15,661	15,572	15,036

Total nonaccrual loans (1)(2)(3)	24,965	26,242	28,305	27,811	27,301

As a percentage of total loans	3.32%	3.47	3.76	3.63	3.49
Foreclosed assets:
GNMA (4)	$1,457	1,479	1,492	1,344	1,111
Non-GNMA	4,055	4,530	4,635	3,650	2,970
Other (5)	140	120	141	131	118

Total nonaccrual loans and other nonperforming assets	$30,617	32,371	34,573	32,936	31,500

As a percentage of total loans	4.08%	4.27	4.59	4.30	4.03

(1)	Also includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes loans acquired from Wachovia that are accounted for as PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)	Real estate 1-4 family mortgage loans insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status since they are insured or guaranteed.

(4)	Consistent with regulatory reporting requirements, foreclosed real estate securing Government National Mortgage Association (GNMA) loans is classified as nonperforming. Both principal and interest for GNMA loans secured by the foreclosed real estate are collectible because the GNMA loans are insured by the FHA or guaranteed by the VA.

(5)	Includes real estate investments (loans for which any yield is based on performance of the underlying real estate collateral and are accounted for as investments) that would be classified as nonaccrual if these assets were recorded as loans, and nonaccrual debt securities.

Wells Fargo & Company and Subsidiaries
LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2011	2010	2010	2010	2010

Total (excluding PCI)(1):	$17,901	18,488	18,815	19,384	21,822
Less: FHA insured/guaranteed by the VA (2)	14,353	14,733	14,529	14,387	15,865
Less: Student loans guaranteed under the FFELP (3)	1,120	1,106	1,113	1,122	1,072

Total, not insured/guaranteed	$2,428	2,649	3,173	3,875	4,885

By segment and class, not insured/guaranteed:
Commercial:
Commercial and industrial	$338	308	222	540	561
Real estate mortgage	177	104	463	654	947
Real estate construction	156	193	332	471	787
Foreign	16	22	27	21	29

Total commercial	687	627	1,044	1,686	2,324

Consumer:
Real estate 1-4 family first mortgage (4)	858	941	1,016	1,049	1,281
Real estate 1-4 family junior lien mortgage (4)	325	366	361	352	414
Credit card	413	516	560	610	719
Other revolving credit and installment	145	199	192	178	147

Total consumer	1,741	2,022	2,129	2,189	2,561

Total, not insured/guaranteed	$2,428	2,649	3,173	3,875	4,885

(1)	The carrying value of purchased credit-impaired (PCI) loans contractually 90 days or more past due was $10.8 billion, $11.6 billion, $13.0 billion, $15.1 billion, and $16.8 billion, at March 31, 2011, and December 31, September 30, June 30 and March 31, 2010, respectively. These amounts are excluded from the above table as PCI loan accretable yield interest recognition is independent from the underlying contractual loan delinquency status.

(2)	Represents loans whose repayments are insured by the FHA or guaranteed by the VA.

(3)	Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program (FFELP).

(4)	Includes mortgages held for sale 90 days or more past due and still accruing.

Wells Fargo & Company and Subsidiaries
PURCHASED CREDIT-IMPAIRED (PCI) LOANS
Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.
Under the accounting guidance for PCI loans, the excess of cash flows expected to be collected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan, or pool of loans, in situations where there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.
Subsequent to acquisition, we regularly evaluate our estimates of cash flows expected to be collected. These evaluations, performed quarterly, require the continued usage of key assumptions and estimates, similar to the initial estimate of fair value. If we have probable decreases in the expected cash flows (other than due to a decrease in rate indices), we charge the provision for credit losses, resulting in an increase to the allowance for loan losses. If we have probable and significant increases in the expected cash flows subsequent to establishing an additional allowance, we first reverse any previously established allowance and then increase interest income over the remaining life of the loan, or pool of loans.
As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

	Mar. 31,		Dec. 31,

(in millions)	2011	2010	2009	2008

Commercial:
Commercial and industrial	$608	718	1,911	4,580
Real estate mortgage	2,964	2,855	4,137	5,803
Real estate construction	2,447	2,949	5,207	6,462
Foreign	1,488	1,413	1,733	1,859

Total commercial	7,507	7,935	12,988	18,704

Consumer:
Real estate 1-4 family first mortgage	32,241	33,245	38,386	39,214
Real estate 1-4 family junior lien mortgage	239	250	331	728
Other revolving credit and installment	-	-	-	151

Total consumer	32,480	33,495	38,717	40,093

Total PCI loans (carrying value)	$39,987	41,430	51,705	58,797

Wells Fargo & Company and Subsidiaries
CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS
The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference. A nonaccretable difference was established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. Substantially all our commercial, CRE and foreign PCI loans are accounted for as individual loans. Conversely, Pick-a-Pay and other consumer PCI loans have been aggregated into several pools based on common risk characteristics. Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales of loans to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Our policy is to remove an individual loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference established for the entire pool. This removal method assumes that the amount received from resolution approximates pool performance expectations. The remaining accretable yield balance is unaffected and any material change in remaining effective yield caused by this removal method is addressed by our quarterly cash flow evaluation process for each pool. For loans in pools that are resolved by payment in full, there is no release of the nonaccretable difference since there is no difference between the amount received at resolution and the contractual amount of the loan. Modified PCI loans are not removed from a pool even if those loans would otherwise be deemed troubled debt restructurings (TDRs). Modified PCI loans that are accounted for individually are considered TDRs if there has been a concession granted in excess of the original nonaccretable difference. The following table provides an analysis of changes in the nonaccretable difference related to principal that is not expected to be collected.

			Other
(in millions)	Commercial	Pick-a-Pay	consumer	Total

Balance at December 31, 2008	$10,410	26,485	4,069	40,964

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(330)	-	-	(330)
Loans resolved by sales to third parties (2)	(86)	-	(85)	(171)
Reclassification to accretable yield for loans with improving cash flows (3)	(138)	(27)	(276)	(441)

Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(4,853)	(10,218)	(2,086)	(17,157)

Balance at December 31, 2009	5,003	16,240	1,622	22,865
Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(817)	-	-	(817)
Loans resolved by sales to third parties (2)	(172)	-	-	(172)
Reclassification to accretable yield for loans with improving cash flows (3)	(726)	(2,356)	(317)	(3,399)

Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(1,698)	(2,959)	(391)	(5,048)

Balance at December 31, 2010	1,590	10,925	914	13,429

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(53)	-	-	(53)
Loans resolved by sales to third parties (2)	(18)	-	-	(18)
Reclassification to accretable yield for loans with improving cash flows (3)	(94)	-	(21)	(115)

Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(30)	(299)	(64)	(393)

Balance at March 31, 2011	$1,395	10,626	829	12,850

(1)	Release of the nonaccretable difference for settlement with borrower, on individually accounted PCI loans, increases interest income in the period of settlement. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases due to pool accounting for those loans, which assumes that the amount received approximates the pool performance expectations.

(2)	Release of the nonaccretable difference as a result of sales to third parties increases other noninterest income in the period of the sale.

(3)	Reclassification of nonaccretable difference to accretable yield for loans with increased cash flow estimates will result in increased interest income as a prospective yield adjustment over the remaining life of the loan or pool of loans.

(4)	Write-downs to net realizable value of PCI loans are absorbed by the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS
The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:
•	Changes in interest rate indices for variable rate PCI loans – Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions – Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•	Changes in the expected principal and interest payments over the estimated life – Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the quarterly assessment.
The change in the accretable yield related to PCI loans is presented in the following table.

	Quarter
	ended
	Mar. 31,	Year ended Dec. 31,
(in millions)	2011	2010	2009

Total, beginning of period	$16,714	14,559	10,447
Accretion (1)	(701)	(2,435)	(2,606)
Reclassification from nonaccretable difference for loans with improving cash flows	115	3,399	441
Changes in expected cash flows that do not affect nonaccretable difference (2)	(247)	1,191	6,277

Total, end of period	$15,881	16,714	14,559

(1)	Includes accretable yield released as a result of settlements with borrowers, which are included in interest income, and sales to third parties, which are included in noninterest income ($155 million in first quarter 2011).

(2)	Represents changes in cash flows expected to be collected due to changes in interest rates on variable rate PCI loans and the impact of modifications.
CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES
When it is estimated that the expected cash flows have decreased subsequent to acquisition for a PCI loan or pool of loans, an allowance is established and a provision for additional loss is recorded as a charge to income. The following table summarizes the changes in allowance for PCI loan losses.

			Other
(in millions)	Commercial	Pick-a-Pay	consumer	Total

Balance at December 31, 2008	$-	-	-	-
Provision for losses due to credit deterioration	850	-	3	853
Charge-offs	(520)	-	-	(520)

Balance at December 31, 2009	330	-	3	333
Provision for losses due to credit deterioration	712	-	59	771
Charge-offs	(776)	-	(30)	(806)

Balance at December 31, 2010	266	-	32	298
Provision for losses due to credit deterioration	11	-	(1)	10
Charge-offs	(43)	-	(8)	(51)

Balance at March 31, 2011	$234	-	23	257

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	March 31, 2011

	PCI loans				All other loans

				Ratio of
	Adjusted			carrying
	unpaid	Current		value to		Current
	principal	LTV	Carrying	current	Carrying	LTV
(in millions)	balance (2)	ratio (3)	value (4)	value	value (4)	ratio (3)

California	$27,645	119%	$20,952	90%	$19,571	83%
Florida	3,782	125	2,878	90	4,152	103
New Jersey	1,409	93	1,235	80	2,512	78
Texas	365	79	332	72	1,636	65
New York	781	92	682	79	1,087	81
Other states	6,692	109	5,353	86	11,116	86

Total Pick-a-Pay loans	$40,674		$31,432		$40,074

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2011.

(2)	Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

(3)	The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(4)	Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

Wells Fargo & Company and Subsidiaries
NON-STRATEGIC AND LIQUIDATING LOAN PORTFOLIOS

	Mar. 31,	Dec. 31,
(in millions)	2011	2010

Commercial:
Commercial and industrial, commercial real estate and foreign PCI loans (1)	$7,507	7,935

Total commercial	7,507	7,935

Consumer:
Pick-a-Pay mortgage (1)	71,506	74,815
Liquidating home equity	6,568	6,904
Legacy Wells Fargo Financial indirect auto	4,941	6,002
Legacy Wells Fargo Financial debt consolidation	18,344	19,020
Education Finance - government guaranteed (2)	16,907	17,510
Other PCI loans (1)	1,048	1,118

Total consumer	119,314	125,369

Total non-strategic and liquidating loan portfolios	$126,821	133,304

(1)	Net of purchase accounting adjustments related to PCI loans.

(2)	Effective first quarter 2011, we included our education finance government guaranteed loan portfolio as there is no longer a U.S. Government guaranteed student loan program available to private financial institutions, pursuant to legislation in 2010. Prior periods have been adjusted to reflect this change.
HOME EQUITY PORTFOLIOS (1)

			% of loans
			two payments		Loss rate (annualized)
	Outstanding balances		or more past due		Quarter ended
	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,	Mar. 31,	Dec. 31,
(in millions)	2011	2010	2011	2010	2011	2010

Core portfolio (2)
California	$27,048	27,850	3.17%	3.30	3.98	3.95
Florida	11,742	12,036	5.07	5.46	6.16	5.84
New Jersey	8,460	8,629	3.24	3.44	2.83	1.83
Virginia	5,535	5,667	2.30	2.33	1.91	1.70
Pennsylvania	5,304	5,432	2.42	2.48	1.49	1.11
Other	49,491	50,976	2.65	2.83	2.97	2.86

Total	107,580	110,590	3.06	3.24	3.44	3.24

Liquidating portfolio
California	2,421	2,555	6.11	6.66	13.19	13.48
Florida	312	330	7.16	8.85	15.15	10.59
Arizona	139	149	6.25	6.91	20.02	18.45
Texas	118	125	2.15	2.02	3.39	2.95
Minnesota	87	91	4.24	5.39	8.94	8.73
Other	3,491	3,654	3.98	4.53	7.36	6.46

Total	6,568	6,904	4.94	5.54	10.10	9.49

Total core and liquidating portfolios	$114,148	117,494	3.17	3.37	3.83	3.61

(1)	Consists predominantly of real estate 1-4 family junior lien mortgages and first and junior lines of credit secured by real estate, excluding PCI loans.

(2)	Includes $1.6 billion and $1.7 billion at March 31, 2011, and December 31, 2010, respectively, associated with the Pick-a-Pay portfolio.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2011	2010	2010	2010	2010

Balance, beginning of quarter	$23,463	24,372	25,085	25,656	25,031
Provision for credit losses	2,210	2,989	3,445	3,989	5,330
Interest income on certain impaired loans (1)	(83)	(63)	(67)	(62)	(74)
Loan charge-offs:
Commercial:
Commercial and industrial	(468)	(610)	(588)	(810)	(767)
Real estate mortgage	(179)	(270)	(236)	(364)	(281)
Real estate construction	(119)	(199)	(296)	(289)	(405)
Lease financing	(13)	(26)	(29)	(31)	(34)
Foreign	(39)	(50)	(49)	(52)	(47)

Total commercial	(818)	(1,155)	(1,198)	(1,546)	(1,534)

Consumer:
Real estate 1-4 family first mortgage	(1,015)	(1,199)	(1,164)	(1,140)	(1,397)
Real estate 1-4 family junior lien mortgage	(1,046)	(1,059)	(1,140)	(1,239)	(1,496)
Credit card	(448)	(505)	(556)	(639)	(696)
Other revolving credit and installment	(500)	(573)	(572)	(542)	(750)

Total consumer	(3,009)	(3,336)	(3,432)	(3,560)	(4,339)

Total loan charge-offs	(3,827)	(4,491)	(4,630)	(5,106)	(5,873)

Loan recoveries:
Commercial:
Commercial and industrial	114	110	79	121	117
Real estate mortgage	27	36	18	4	10
Real estate construction	36	28	20	51	11
Lease financing	7	5	6	4	5
Foreign	11	22	10	10	11

Total commercial	195	201	133	190	154

Consumer:
Real estate 1-4 family first mortgage	111	175	130	131	86
Real estate 1-4 family junior lien mortgage	52	54	55	55	47
Credit card	66	53	52	60	53
Other revolving credit and installment	193	169	165	181	203

Total consumer	422	451	402	427	389

Total loan recoveries	617	652	535	617	543

Net loan charge-offs	(3,210)	(3,839)	(4,095)	(4,489)	(5,330)

Allowances related to business combinations/other	3	4	4	(9)	699

Balance, end of quarter	$22,383	23,463	24,372	25,085	25,656

Components:
Allowance for loan losses	$21,983	23,022	23,939	24,584	25,123
Allowance for unfunded credit commitments	400	441	433	501	533

Allowance for credit losses	$22,383	23,463	24,372	25,085	25,656

Net loan charge-offs (annualized) as a percentage of average total loans	1.73%	2.02	2.14	2.33	2.71
Allowance for loan losses as a percentage of:
Total loans	2.93	3.04	3.18	3.21	3.22
Nonaccrual loans	88	88	85	88	92
Nonaccrual loans and other nonperforming assets	72	71	69	75	80
Allowance for credit losses as a percentage of:
Total loans	2.98	3.10	3.23	3.27	3.28
Nonaccrual loans	90	89	86	90	94
Nonaccrual loans and other nonperforming assets	73	72	70	76	81

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.

Wells Fargo & Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended March 31,
(in millions)	2011	2010

Balance, beginning of period	$127,889	114,359
Cumulative effect from change in accounting for VIEs (1)	-	183
Wells Fargo net income	3,759	2,547
Wells Fargo other comprehensive income (loss), net of tax, related to:
Translation adjustments	15	5
Investment securities	352	984
Derivative instruments and hedging activities	(99)	73
Defined benefit pension plans	15	16
Common stock issued	634	464
Common stock repurchased	(55)	(38)
Preferred stock released by ESOP	493	209
Preferred stock issued	2,501	-
Common stock dividends	(634)	(260)
Preferred stock dividends and other	(189)	(175)
Noncontrolling interests and other, net	262	(213)

Balance, end of period	$134,943	118,154

(1)	Effective January 1, 2010, we adopted changes in consolidation accounting pursuant to amendments by ASU 2009-17 to ASC 810 (FAS 167) and, accordingly, consolidated certain VIEs that were not included in our consolidated financial statements at December 31, 2009. We recorded a $183 million increase to beginning retained earnings as a cumulative effect adjustment.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER TIER 1 COMMON EQUITY (1)

		Quarter ended
		Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in billions)		2011	2010	2010	2010	2010

Total equity		$134.9	127.9	125.2	121.4	118.1
Noncontrolling interests		(1.5)	(1.5)	(1.5)	(1.6)	(2.0)

Total Wells Fargo stockholders’ equity		133.4	126.4	123.7	119.8	116.1

Adjustments:
Preferred equity		(10.6)	(8.1)	(8.1)	(8.1)	(8.1)
Goodwill and intangible assets (other than MSRs)		(35.1)	(35.5)	(36.1)	(36.7)	(37.2)
Applicable deferred taxes		4.2	4.3	4.7	5.0	5.2
MSRs over specified limitations		(0.9)	(0.9)	(0.9)	(1.0)	(1.5)
Cumulative other comprehensive income		(4.9)	(4.6)	(5.4)	(4.8)	(4.0)
Other		(0.2)	(0.3)	(0.3)	(0.3)	(0.3)

Tier 1 common equity	(A)	$85.9	81.3	77.6	73.9	70.2

Total risk-weighted assets (2)	(B)	$963.5	980.0	968.4	970.8	990.1

Tier 1 common equity to total risk-weighted assets	(A)/(B)	8.92%	8.30	8.01	7.61	7.09

(1)	Tier 1 common equity is a non-generally accepted accounting principle (GAAP) financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Tier 1 common equity includes total Wells Fargo stockholders’ equity, less preferred equity, goodwill and intangible assets (excluding MSRs), net of related deferred taxes, adjusted for specified Tier 1 regulatory capital limitations covering deferred taxes, MSRs, and cumulative other comprehensive income. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.

(2)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets. The Company’s March 31, 2011, preliminary risk-weighted assets reflect estimated on-balance sheet risk-weighted assets of $797.7 billion and derivative and off-balance sheet risk-weighted assets of $165.8 billion.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(income/expense in millions, average balances in billions)	2011	2010	2010	2010	2010

COMMUNITY BANKING
Net interest income (2)	$7,543	7,751	7,818	8,063	8,253
Provision for credit losses	2,065	2,785	3,155	3,348	4,519
Noninterest income	5,094	5,721	5,629	5,543	5,711
Noninterest expense	7,605	7,855	7,333	7,678	7,205

Income before income tax expense	2,967	2,832	2,959	2,580	2,240
Income tax expense	742	836	951	783	777

Net income before noncontrolling interests	2,225	1,996	2,008	1,797	1,463
Less: Net income from noncontrolling interests	50	72	73	81	48

Segment net income	$2,175	1,924	1,935	1,716	1,415

Average loans	$509.8	514.1	522.2	534.3	550.4
Average assets	759.9	771.6	770.0	771.3	776.8
Average core deposits	548.1	544.4	537.1	532.6	531.5

WHOLESALE BANKING
Net interest income (2)	$2,755	2,965	2,927	3,028	2,554
Provision for credit losses	134	195	280	635	810
Noninterest income	2,705	2,875	2,461	2,746	2,869
Noninterest expense	2,800	2,992	2,719	2,873	2,685

Income before income tax expense	2,526	2,653	2,389	2,266	1,928
Income tax expense	872	958	866	803	688

Net income before noncontrolling interests	1,654	1,695	1,523	1,463	1,240
Less: Net income from noncontrolling interests	2	5	11	1	3

Segment net income	$1,652	1,690	1,512	1,462	1,237

Average loans	$234.7	229.6	227.3	228.2	237.0
Average assets	399.6	384.4	371.8	369.5	369.5
Average core deposits	184.8	185.1	170.8	162.3	161.6

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$696	676	683	684	664
Provision for credit losses	41	113	77	81	63
Noninterest income	2,454	2,365	2,229	2,183	2,246
Noninterest expense	2,559	2,608	2,420	2,350	2,390

Income before income tax expense	550	320	415	436	457
Income tax expense	208	121	157	165	173

Net income before noncontrolling interests	342	199	258	271	284
Less: Net income from noncontrolling interests	3	2	2	1	2

Segment net income	$339	197	256	270	282

Average loans	$42.7	43.0	42.6	42.6	43.8
Average assets	146.5	140.2	138.2	141.0	137.8
Average core deposits	125.4	121.5	120.7	121.5	121.1

OTHER (3)
Net interest income (2)	$(343)	(329)	(330)	(326)	(324)
Provision for credit losses	(30)	(104)	(67)	(75)	(62)
Noninterest income	(575)	(530)	(543)	(527)	(525)
Noninterest expense	(231)	(115)	(219)	(155)	(163)

Loss before income tax benefit	(657)	(640)	(587)	(623)	(624)
Income tax benefit	(250)	(243)	(223)	(237)	(237)

Net loss before noncontrolling interests	(407)	(397)	(364)	(386)	(387)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(407)	(397)	(364)	(386)	(387)

Average loans	$(33.1)	(33.0)	(32.6)	(32.6)	(33.8)
Average assets	(64.8)	(59.2)	(59.6)	(57.6)	(58.0)
Average core deposits	(61.5)	(56.2)	(56.6)	(54.6)	(55.0)

CONSOLIDATED COMPANY
Net interest income (2)	$10,651	11,063	11,098	11,449	11,147
Provision for credit losses	2,210	2,989	3,445	3,989	5,330
Noninterest income	9,678	10,431	9,776	9,945	10,301
Noninterest expense	12,733	13,340	12,253	12,746	12,117

Income before income tax expense	5,386	5,165	5,176	4,659	4,001
Income tax expense	1,572	1,672	1,751	1,514	1,401

Net income before noncontrolling interests	3,814	3,493	3,425	3,145	2,600
Less: Net income from noncontrolling interests	55	79	86	83	53

Wells Fargo net income	$3,759	3,414	3,339	3,062	2,547

Average loans	$754.1	753.7	759.5	772.5	797.4
Average assets	1,241.2	1,237.0	1,220.4	1,224.2	1,226.1
Average core deposits	796.8	794.8	772.0	761.8	759.2

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment. In fourth quarter 2010, we realigned certain lending businesses into Wholesale Banking from Community Banking to reflect our previously announced restructuring of Wells Fargo Financial. In first quarter 2011, we realigned a private equity business into Wholesale Banking from Community Banking. Prior periods have been revised to reflect these changes.

(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)	Includes Wachovia integration expenses and the elimination of items that are included in both Community Banking and Wealth, Brokerage and Retirement, largely representing wealth management customers serviced and products sold in the stores.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2011	2010	2010	2010	2010

MSRs measured using the fair value method:

Fair value, beginning of quarter	$14,467	12,486	13,251	15,544	16,004
Adjustments from adoption of consolidation accounting guidance	-	-	-	-	(118)
Servicing from securitizations or asset transfers	1,262	1,052	1,043	943	1,054

Net additions	1,262	1,052	1,043	943	936

Changes in fair value:
Due to changes in valuation model inputs or assumptions (1)	499	1,613	(1,132)	(2,661)	(777)
Other changes in fair value (2)	(580)	(684)	(676)	(575)	(619)

Total changes in fair value	(81)	929	(1,808)	(3,236)	(1,396)

Fair value, end of quarter	$15,648	14,467	12,486	13,251	15,544

(1)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates and costs to service, including delinquency and foreclosure costs.

(2)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2011	2010	2010	2010	2010

Amortized MSRs:

Balance, beginning of quarter	$1,422	1,013	1,037	1,069	1,119
Adjustments from adoption of consolidation accounting guidance	-	-	-	-	(5)
Purchases	45	36	14	7	1
Servicing from securitizations or asset transfers	29	432	18	17	11
Amortization	(64)	(59)	(56)	(56)	(57)

Balance, end of quarter	1,432	1,422	1,013	1,037	1,069

Valuation Allowance:

Balance, beginning of quarter	(3)	-	-	-	-
Provision for MSRs in excess of fair value	(6)	(3)	-	-	-

Balance, end of quarter	(9)	(3)	-	-	-

Amortized MSRs, net	$1,423	1,419	1,013	1,037	1,069

Fair value of amortized MSRs:

Beginning of quarter	$1,812	1,349	1,307	1,283	1,261
End of quarter	1,898	1,812	1,349	1,307	1,283

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2011	2010	2010	2010	2010

Servicing income, net:
Servicing fees (1)	$1,137	1,129	1,192	1,223	1,053
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	499	1,613	(1,132)	(2,661)	(777)
Other changes in fair value (3)	(580)	(684)	(676)	(575)	(619)

Total changes in fair value of MSRs carried at fair value	(81)	929	(1,808)	(3,236)	(1,396)
Amortization	(64)	(59)	(56)	(56)	(57)
Provision for MSRs in excess of fair value	(6)	(3)	-	-	-
Net derivative gains (losses) from economic hedges (4)	(120)	(1,756)	1,188	3,287	1,766

Total servicing income, net	$866	240	516	1,218	1,366

Market-related valuation changes to MSRs, net of hedge results (2)+(4)	$379	(143)	56	626	989

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Principally reflects changes in discount rates and prepayment speed assumptions, mostly due to changes in interest rates and costs to service, including delinquency and foreclosure costs.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in billions)	2011	2010	2010	2010	2010

Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,453	1,429	1,433	1,437	1,417
Owned loans serviced	346	371	365	365	371
Subservicing	9	9	10	10	10

Total residential servicing	1,808	1,809	1,808	1,812	1,798

Commercial mortgage servicing:
Serviced for others	406	408	439	441	449
Owned loans serviced	101	99	99	100	105
Subservicing	14	13	10	10	10

Total commercial servicing	521	520	548	551	564

Total managed servicing portfolio	$2,329	2,329	2,356	2,363	2,362

Total serviced for others	$1,859	1,837	1,872	1,878	1,866
Ratio of MSRs to related loans serviced for others	0.92%	0.86	0.72	0.76	0.89
Weighted-average note rate (mortgage loans serviced for others)	5.31	5.39	5.46	5.53	5.59

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in billions)	2011	2010	2010	2010	2010

Application data:
Wells Fargo first mortgage quarterly applications	$102	158	194	143	125
Refinances as a percentage of applications	61%	73	80	58	61
Wells Fargo first mortgage unclosed pipeline, at quarter end	$45	73	101	68	59

Residential Real Estate Originations:
Wells Fargo first mortgage loans:
Retail	$49	70	53	44	43
Correspondent/Wholesale	34	57	47	36	32
Other (1)	1	1	1	1	1

Total quarter-to-date	$84	128	101	81	76

Total year-to-date	$84	386	258	157	76

(1)	Consists of home equity loans and lines and legacy Wells Fargo Financial.

Wells Fargo & Company and Subsidiaries
CHANGES IN LIABILITY FOR MORTGAGE LOAN REPURCHASE LOSSES

	Quarter ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(in millions)	2011	2010	2010	2010	2010

Balance, beginning of period	$1,289	1,331	1,375	1,263	1,033
Provision for repurchase losses:
Loan sales	35	35	29	36	44
Change in estimate – primarily due to credit deterioration	214	429	341	346	358

Total additions	249	464	370	382	402
Losses	(331)	(506)	(414)	(270)	(172)

Balance, end of period	$1,207	1,289	1,331	1,375	1,263

OUTSTANDING REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS

	Government		Mortgage
	sponsored		insurance
($ in millions)	entities (1)	Private	rescissions (2)	Total

March 31, 2011
Number of loans	6,210	1,973	2,885	11,068
Original loan balance (3)	$1,395	424	674	2,493

December 31, 2010
Number of loans	6,501	2,899	3,248	12,648
Original loan balance (3)	$1,467	680	801	2,948

September 30, 2010
Number of loans	9,887	3,605	3,035	16,527
Original loan balance (3)	$2,212	882	748	3,842

June 30, 2010
Number of loans	12,536	3,160	2,979	18,675
Original loan balance (3)	$2,840	707	760	4,307

March 31, 2010
Number of loans	10,804	2,320	2,843	15,967
Original loan balance (3)	$2,499	519	737	3,755

(1)	Includes repurchase demands of 685 and $132 million, 1,495 and $291 million, 2,263 and $437 million, 2,141 and $417 million, and 1,824 and $372 million, for March 31, 2011, and December 31, September 30, June 30, and March 31, 2010, respectively, received from investors on mortgage servicing rights acquired from other originators. We generally have the right of recourse against the seller and may be able to recover losses related to such repurchase demands subject to counterparty risk associated with the seller.

(2)	As part of our representations and warranties in our loan sales contracts, we represent that certain loans have mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer, the lack of insurance may result in a repurchase demand from an investor.

(3)	While original loan balance related to these demands is presented above, the establishment of the repurchase reserve is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.